PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

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       Section 240.14a-12


                                 OLD GUARD GROUP, INC.
_________________________________________________________________
                   (Name of Registrant as Specified in its Charter)


_________________________________________________________________
                      (Name of Person(s) Filing Proxy Statement)


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
                      [OLD GUARD GROUP, INC. LOGO INSERTED HERE]


                                   2929 Lititz Pike
                                     P.O. Box 3010
                          Lancaster, Pennsylvania 17604-3010

                       Notice of Annual Meeting of Shareholders
                                to be held May 13, 1999

To the Shareholders of Old Guard Group, Inc.:

       Notice is hereby given that the Annual Meeting (the
"Meeting") of the holders of Common Stock (the "Common Stock") of
Old Guard Group, Inc. (the "Company") will be held at the Quality
Inn & Suites, located at 2363 Oregon Pike, Lancaster,
Pennsylvania on Thursday, May 13, 1999, at 10:00 a.m., local time:

             1. To elect three Class III directors to hold office for three years from the date of election and until their successors shall have been elected and qualified (Matter
       No. 1);

             2. To ratify the appointment by the Company's Board of Directors of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the fiscal year ending
       December 31, 1999 (Matter No. 2);

             3. To act upon the Old Guard Group, Inc. Employee Stock Purchase Plan (the "1999 Stock Purchase Plan") (Matter No. 3);

             4.     Consideration of a shareholder proposal (Matter
       No. 4); and

             5. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

       Holders of record of issued and outstanding shares of Common Stock at the close of business on March 15, 1999 are entitled to notice of, and to vote at, the Meeting. Such shareholders may vote in person or by proxy.

       The Board of Directors of the Company cordially invites you to attend the Meeting. Whether or not you are personally present, it is important that your shares be represented at the Meeting. Accordingly, please sign and return your proxy in the enclosed envelope.

                                        By Order of the Board of Directors,

                                        \s\Steven D. Dyer

                                        Steven D. Dyer,
                                        Secretary

Dated:  Lancaster, Pennsylvania
        April 13, 1999

       Shareholders are urged to sign, date and mail the enclosed proxy promptly in the accompanying envelope. The proxy is revocable at any time by a written instrument, including a later dated proxy, signed in the same manner as the proxy and received by the Secretary of the Company at or before the Meeting. If you attend the Meeting, you may, if you wish, revoke your proxy by voting in person.

                      [OLD GUARD GROUP, INC. LOGO INSERTED HERE]

                                   2929 Lititz Pike
                                     P.O. Box 3010
                          Lancaster, Pennsylvania 17604-3010

                                _______________________

                                    Proxy Statement
                                  for Annual Meeting
                                     May 13, 1999

                                        GENERAL

Introduction

       Old Guard Group, Inc. (the "Company") is a Pennsylvania business corporation headquartered at 2929 Lititz Pike, Lancaster, Pennsylvania 17604. The Company owns all of the capital stock of Old Guard Insurance Company ("Old Guard"), Old Guard Fire Insurance Company ("Old Guard Fire"), First Patriot Insurance Company ("First Patriot"), New Castle Insurance Company of Delaware ("New Castle" and collectively with Old Guard, Old Guard Fire, and First Patriot, the "Insurance Companies") and 80% of the capital stock of First Delaware Insurance Company ("First Delaware"). The Company also owns, directly and indirectly, interests in other insurance related entities.

Solicitation of Proxies

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of the holders of the Common Stock of the Company (the "Common Stock") to be held at the Quality Inn & Suites, located at 2363 Oregon Pike, Lancaster, Pennsylvania, at 10:00 a.m., local time, on Thursday, May 13, 1999, and at any adjournment or adjournments thereof. The approximate date upon which this Proxy Statement and the accompanying proxy were first sent, given or otherwise made available to shareholders was April 13, 1999. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and employees of the Company and its subsidiaries. The Company will pay all costs of soliciting proxies.

Voting Securities

       Holders of record of the Common Stock at the close of business on March 15, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Meeting.

       At the Meeting, each shareholder is entitled to one vote for each share of Common Stock registered in the shareholder's name at the close of business on the Record Date. On the Record Date,
<PAGE 1> there were 4,062,465 shares of Common Stock outstanding.
Holders of Common Stock are not entitled to cumulate votes in elections of directors.

       If the enclosed form of proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election of the nominees of the Company's Board of Directors, "FOR" the ratification of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for 1999, FOR the approval of the 1999 Stock Purchase Plan, and AGAINST the shareholder proposal. Signed proxies will be voted "FOR" or "AGAINST" any other matter that properly comes before the Meeting or any adjournment or adjournments thereof, at the discretion of the persons named as proxyholders. As of March 30, 1999, no other matters have been proposed for consideration at the Meeting, except as set forth above.

Right of Revocation

       Any shareholder giving a proxy has the power to revoke it by a written instrument, including a later dated proxy, signed in the same manner as the proxy and received by the Secretary of the Company prior to its exercise. Any shareholder attending the Meeting may also revoke his proxy by voting in person at the Meeting.

Quorum

       Under the Company's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum for the transaction of business at the Meeting.

Principal Shareholders

       The following table sets forth information, as of the Record Date, as to beneficial owners, either directly or indirectly, of 5% or more of the outstanding shares of Common Stock.

                                Amount and Nature
Name and Address of               of Beneficial
of Beneficial Owner                 Ownership       Class Percent

Bank of Lancaster County,          402,933(1)         9.92%
N.A., Trustee of the Old.
Guard Group, Inc. Employee
Stock Ownership Plan Trust
Under Old Guard Group, Inc.
Employee Stock Ownership
Plan Trust Agreement dated
January 1, 1997
c/o Trust Technical Services
1097 Commercial Avenue
P.O. Box 38
East Petersburg, PA 17520-0038


Peter B. Cannell & Co., Inc.       272,200(2)         6.70%
645 Madison Avenue
New York, NY  10022,
Investment Advisor


Gotham Capital V, LLC              227,300(3)         5.60%
Gotham Capital VII, LLC
Joel M. Greenblatt,
100 Jericho Quadrangle
Suite 212
Jericho, NY  11753

____________________

(1) As of the Record Date, 402,933 shares of Common Stock were held of record by a nominee for the Bank of Lancaster County, N.A., trustee for the Old Guard Group, Inc. Employee Stock Ownership Plan (the "ESOP"). Shares held by the ESOP that are allocated to an individual participant account for which no direction is given and unallocated shares are voted for or against all matters in the same proportion as allocated shares for which direction has been received. As of December 31, 1998, 48,670 shares of Common Stock had been allocated to the accounts of ESOP participants.

(2) Peter B. Cannell & Co., Inc. possesses sole power to vote and direct the disposition of the shares in its capacity as a registered investment advisor.

(3)    Joel M. Greenblatt is the manager of Gotham Capital V and
       Gotham Capital VII and in his capacity as manager possesses sole power to vote and direct the disposition of the shares.

Royce & Associates, Inc.           294,400(4)         7.25%
Charles M. Royce
1414 Avenue of the Americas
New York, NY  10019

Pequod Investments, L.P.           204,000(5)         5.02%

____________________

(4)    Charles M. Royce is the controlling person of Royce &
       Associates, Inc. and in that capacity possesses sole power to vote and direct the disposition of the shares.

(5)    Jonathan Gallen serves as investment advisor to Pequod
       Investments L.P. and in that capacity possess sole power to vote and direct the disposition of the shares.


                    INFORMATION CONCERNING THE BOARD OF DIRECTORS,
                          THE COMPANY'S GOVERNANCE PROCEDURES
                       AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Company's Articles of Incorporation provide that the number of Company directors shall consist of not less than six nor more than twenty-five members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible. The Board presently consists of nine members.

       Consistent with its perception of good principles of corporate governance, the Company historically has required that the preponderance of its Board consist of outside, non-employee directors, and has delegated important policy making and oversight functions to committees which also consist predominantly of outside directors. A description of the committees which possess significant corporate governance responsibilities is set forth below.

* The Company's Audit Committee consists of three directors, all of whom are outside directors. The Company's Audit Committee serves as the principal liaison among the Board of Directors, the Company's independent certified public accountants and the Company's internal audit function. It is responsible for, among other things, reporting to the Company's Board on the results of the annual audit. The Committee reviews and evaluates the scope of the audit, accounting policies and reporting practices, internal auditing, internal controls, security procedures and other matters considered appropriate. The Committee also reviews the performance of the Company's independent certified public accountants in connection with their audit of the Company's financial statements. Importantly, from a corporate governance perspective, the Audit Committee also
       <PAGE 4> evaluates the independent certified public
       accountants' independence from the Company and the Company's management. Depending on the nature of matters under review, the outside auditors, and such officers and other employees, as necessary, attend all or part of the meetings of the Committee. The Company's Audit Committee met three
       (3) times during 1998.

* The Company's Nominating Committee consists of three directors, all of whom are outside directors. The Company's Bylaws provide for both shareholder and Board nomination of director candidates. The Committee has the important task of taking the first step toward assuring good corporate governance by identifying, reviewing and recommending, to the full Board, potential nominees for submission to the Company's shareholders for election as directors of the Company or for election to fill vacancies on the Board. The Committee strives to identify, review and recommend only those nominees who appear to possess (i) the highest personal and professional ethics, integrity and values;
       (ii) sufficient education and breadth of experience to understand, evaluate and suggest solutions to the many problems facing insurance companies in an increasingly competitive environment; (iii) a reasoned and balanced commitment to the Company's social responsibilities; (iv) an interest in and the availability of time to be involved in the Company's affairs over a sustained period; (v) the reputation and stature required to represent the Company in the communities the Company serves, as well as before the Company's shareholders and other stakeholders; (vi) a willingness to objectively appraise management performance in the interest of the Company and its stakeholders;
       (vii) an open mind on all policy issues affecting the overall interests of the Company and its stakeholders; and
       (viii) involvement only in other activities or interests which do not create a conflict, or the appearance of a conflict, with the director's responsibilities to the Company and its stakeholders. The Committee's review of candidates is performed without regard to gender, race or religious affiliation. One of the objectives of this review is to have a Board that consists of members with diverse backgrounds, skills, experiences and personalities which will foster, not only good decision making, but also the chemistry to create an environment encouraging active, constructive, and informed participation among Board members. The Committee met one (1) time during 1998.

* The Company's Compensation Committee consists of three directors, all of whom are outside directors. This Committee is responsible for the important task of studying and making recommendations to the Board on compensating and providing incentive to executive management, principally the Company's Chief Executive Officer. Among other responsibilities, the Committee makes appraisals of the performance of the Chief Executive Officer. In addition,
       <PAGE 5> the Committee reviews the Company's executive
       compensation structure in an effort to insure that executive compensation (i) is competitive and (ii) is closely linked to the Company's financial performance. The Committee also attempts to assure, through programs which are substantially weighted in favor of the use of Company stock as a compensation medium, that the interests of executive management are aligned, to the extent practicable, with the interests of the Company's shareholders. This Committee met seven (7) times during 1998.

       Also consistent with its perception of good corporate governance, the Company's Board, working with management, has established a series of practices and procedures to assure a flow of information about the Company's business to its directors in an effort to maximize continued active interest, involvement and participation by Board members, as well as diligent and effective Board decision making.

       New Company directors receive information on the Company's vision, mission, values and style, as well as copies of the Company's bylaws, policies, procedures and guidelines. They are also provided with an opportunity to meet with the Company's management and visit the Company's facilities.

       Pre-meeting materials are routinely distributed to Board members in advance of meetings. These materials include reports for the Company's major business units, consisting not only of financial data, but also production, sales and marketing data and information on market and industry trends, as well. These materials also include background and write-ups on items coming before the Board.

       Senior and executive officers routinely attend at least a portion of every Board meeting and they, and other members of management, frequently brief and seek advice from the Board, not only on items coming before the Board, but also on new products, marketing strategies and human resource initiatives. The Board periodically invites professionals and representatives of securities firms to make presentations to the Board in order to make the Board more aware, among other things, of investor perceptions of the Company. Board members take these and other opportunities to actively discuss Company-specific and industry-specific information and trends with these officers and other visitors.

       The Company's Board of Directors has adopted a policy that requires the Board to meet annually for the sole purpose of reviewing the Company's business plans and corporate strategy and to evaluate the Company's strengths, weaknesses, opportunities and threats in a changing marketplace. Specifically, the Board will meet with senior management and review the Company's progress against Board established strategy and goals. In connection with this review, the Company will extensively study its strategic alternatives, including continuing its current
<PAGE 6> strategy, engaging in a merger of equals or sale.  As part of the review process, the Company expects that the Board will periodically seek the advice of investment banking firms and industry consultants to assess the Company's competitive position, the viability of its corporate strategy and the execution of this strategy.

       In addition, the Company's Board has identified the following areas of Board and Board Committee involvement and responsibility as its principal areas of focus in its effort to achieve good corporate governance and to represent the Company's stakeholders effectively:

             * Ongoing active and participatory review of the Company's strategic plan and its long range goals and of the Company's performance against such plan and goals, and the evaluation of the desirability, as appropriate, of modifications to such plans and goals;

             * Monitoring of the Company's activities that may pose significant risks to the Company and of the Company's programs to respond to and contain such risks;

             * Periodic, independent and objective review of the performance and development of the Chief Executive Officer and other members of executive management and their compensation relative to such performance;

             * Periodic study, using outside resources, of the Company's strategic alternatives, including continuing its current strategy, engaging in a merger of equals or sale;

             * Review of the selection process for nominees for election to the Company's Board and the overall quality, interest, diligence, participation and contribution of its members; and

             * The availability, dissemination and explanation of the information which the Board and management believe is needed for the Board to perform its duties diligently and effectively in the interest of the Company's stakeholders.

       The Board met thirteen (13) times during 1998. Each director attended at least 75% of the total number of meetings of the Board and its Committees on which the director served during 1998.

       Directors of the Company are paid an annual retainer which consists of $6,000 and 250 shares of Common Stock. Directors also receive up to $250 for each committee meeting attended. The
<PAGE 7> directors of Old Guard, Old Guard Fire, and First
Patriot receive no compensation. The directors of New Castle receive $750 per quarter as a retainer. No Board fees are paid to directors of First Delaware. Directors of the Company, the Insurance Companies or First Delaware who receive a salary from the Insurance Companies or their affiliates are not entitled to receive an annual retainer or other additional compensation for services rendered as directors or committee members.

                                     MATTER NO. 1
                                 ELECTION OF DIRECTORS

General
       The Articles of Incorporation of the Company provide that the Company's business shall be managed by a Board of Directors of not less than 6 and not more than 25 persons. The Company's Board, as provided in the Articles of Incorporation, is divided into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. Under the Company's Bylaws, a person elected to fill a vacancy on the Board of Directors serves as a director for the remaining term of office of the Class to which he or she was elected. The directors in each Class serve terms of three years each and until their successors are elected and qualified.

       The Board of Directors has fixed the number of directors in Class III at three, and the Board of Directors has nominated the three nominees listed below for election as Class III directors. One of the Board nominees for election as Class III director, David E. Hosler, is presently a director of the Company.

       The Bylaws of the Company permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.
All nominations are referred to the Nominating Committee of the Board of Directors for consideration. Nominations for director to be made at the Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 90 days prior to the Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from a shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Meeting for any candidate not duly nominated, then such nomination and/or such votes will be disregarded.

       The three nominees who receive the highest number of votes cast at the Meeting for Class III directors will be elected as Class III directors. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. Shares represented by properly executed proxies will be voted for the three Class III nominees listed below unless
<PAGE 8> otherwise specified on a shareholder's proxy card.  Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named.

       If any of the nominees listed below become unable to accept nomination or election, the proxyholders may exercise their voting power in favor of such other person or persons as the Board of Directors may recommend. The Company, however, at present has no reason to believe that any nominee listed below will be unable to serve as a director, if elected.

       The name and principal occupation for the last five years of each nominee for director and each continuing director, together with certain other relevant information, is set forth below.


                  NOMINEES AS CLASS III DIRECTORS TO SERVE UNTIL 2002

                                                     Business Experience
                                        Director     for the Last Five Years;
Name                             Age    Since(1)     Other Directorships

Jay S. Sidhu                     47     ----         Director, President and
                                                     Chief Executive Officer
                                                     of Sovereign Bancorp,
                                                     Inc.; President and Chief
                                                     Executive Officer of
                                                     Sovereign Bank

David E. Hosler                  48     1985         Chairman, President,
                                                     Chief Executive Officer
                                                     and Director, the Company
                                                     and the Insurance
                                                     Companies; Director,
                                                     First Delaware

E. Matthew Brown                 47     ----         Investment Manager,
                                                     Wilmington Trust Company
                                                     1996-Present; Investment
                                                     Manager, PNC Bank 1993-
                                                     1996.


                         CLASS I DIRECTORS SERVING UNTIL 2000

                                                     Business Experience
                                        Director     for the Last Five Years;
Name                             Age    Since(1)     Other Directorships

Karen M. Balaban                 45     1998         Director, the Company and
                                                     the Insurance Companies;
                                                     Balaban & Lucas (law
                                                     <PAGE 9> firm) 1999 to
                                                     present; Saul Ewing
                                                     Remick and Saul (law
                                                     firm) 1997 to 1999; prior
                                                     thereto Schnader Harrison
                                                     Segal and Lewis (law
                                                     firm)

Noah W. Kreider, Jr.             66     1987         Director, the Company and
                                                     the Insurance Companies;
                                                     Owner/operator, Kreider
                                                     Farms

Luther R. Campbell, Jr.          70     1992         Director, the Company and
                                                     the Insurance Companies;
                                                     Partner, Campbell
                                                     Rappold & Yurasits LLP
                                                     (C.P.A. firm); Director,
                                                     Piel & Egan P.C. (law
                                                     firm); Member, First
                                                     Union North Advisory
                                                     Board and First Union
                                                     Lehigh Valley Advisory
                                                     Board; prior thereto,
                                                     Director, First Fidelity
                                                     Bancorporation

Robert L. Wechter                70     1956         Director, the Company and
                                                     the Insurance Companies;
                                                     Owner, Robert L. Wechter
                                                     Insurance Agency; prior
                                                     thereto, Vice-President,
                                                     Claims Department, Old
                                                     Guard


                         CLASS II DIRECTORS TO SERVE UNTIL 2001

                                                     Business Experience
                                        Director     for the Last Five Years;
Name                             Age    Since(1)     Other Directorships

James W. Appel                   54     1980         Director, the Company and
                                                     the Insurance Companies;
                                                     Director, First Delaware;
                                                     Partner, Appel & Yost LLP
                                                     (law firm); Vice
                                                     President, Aardvark
                                                     Abstracting, Inc. (title
                                                     insurance agency)

M. Scott Clemens                 51     1994         Director, the Company and
                                                     the Insurance Companies;
                                                     President/Owner, John T.
                                                     Fretz Insurance Agency,
                                                     <PAGE 10> Inc.; prior
                                                     thereto, Insurance Agent,
                                                     P/C Insurance Agency

G. Arthur Weaver                 64     1966         Director, the Company and
                                                     the Insurance Companies;
                                                     Insurance and Real Estate
                                                     Agent, George A. Weaver,
                                                     Inc.; Director, Sovereign
                                                     Bancorp, Inc. and
                                                     Sovereign Bank

_____________________

(1) Indicates year first elected as a director of the Company or one or more of the Insurance Companies.

Security Ownership of Management

       The following table sets forth information concerning the number of shares of Common Stock held as of the Record Date by each nominee for director, each present director and each named executive officer set forth in the compensation table herein (the "Named Executive Officers").

                                 Amount and Nature of Beneficial Ownership

                                            Sole         Shared
                                Total     Voting or    Voting or
                             Beneficial  Dispositive  Dispositive  Percent of
Name of Beneficial Owner     Ownership      Power        Power      Class(1)
     Directors

James W. Appel(2)               13,493      13,493           0         *
Karen M.  Balaban                  250         250           0         *
Luther R. Campbell, Jr.(3)      15,393      15,393           0         *
M. Scott Clemens(4)             20,093      18,593       1,500         *
David E. Hosler(5)(6)          136,218     101,218      35,000       3.30%
Noah W. Kreider, Jr.(7)         12,637      12,637           0         *
G. Arthur Weaver(8)             15,093      13,093       2,000         *
Robert L. Wechter(9)            12,093      12,093           0         *
Jay S. Sidhu(5)                  1,000       1,000           0         *
E. Matthew Brown(5)                  0           0           0         *

       Other Named
   Executive Officers

Scott A. Orndorff(10)          51,984       51,984           0      1.27%
Steven D. Dyer(11)             47,840       46,815       1,025      1.17%
Henry J. Straub(12)             5,000        5,000           0        *

All directors and named
executive officers as a
group (13 persons)(13)        331,094      291,569      39,525      7.84%

_______________________
          <PAGE 11>

(1) Unless otherwise indicated, amount owned does not exceed 1% of the total number of shares of Common Stock outstanding on the Record Date.

(2) Includes (i) 2,946 restricted shares awarded under the Company's Management Recognition Plan (the "MRP") that vest ratably over a five-year period over which Mr. Appel has voting control and (ii) 7,910 shares that may be acquired upon the exercise of outstanding stock options.

(3) Includes (i) 2,946 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Campbell has voting control and (ii) 7,910 shares that may be acquired upon the exercise of outstanding stock options.

(4) Includes (i) 2,946 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Clemens has voting control and (ii) 7,910 shares that may be acquired upon the exercise of outstanding stock options.

(5) Indicates a nominee for election as a Class III director at the Meeting.

(6) Includes (i) 28,474 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Hosler has voting control and (ii) 59,321 shares that may be acquired upon the exercise of outstanding stock options, and
       (iii) 1,304 shares allocated to the account of Mr. Hosler under the ESOP.

(7) Includes (i) 2,946 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Kreider has voting control and (ii) 3,954 shares that may be acquired upon the exercise of outstanding stock options.

(8) Includes (i) 2,946 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Weaver has voting control and (ii) 7,910 shares that may be acquired upon the exercise of outstanding stock options.

(9) Includes (i) 2,946 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Wechter has voting control and (ii) 7,910 shares that may be acquired upon the exercise of outstanding stock options.

(10) Includes (i) 11,276 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Orndorff has voting control, (ii) 26,695 shares that may be acquired upon the exercise of outstanding stock options, and
       (iii) 1,194 shares allocated to the account of Mr. Orndorff under the ESOP.

(11) Includes (i) 11,276 restricted shares awarded under the MRP that vest ratably over five years over which Mr. Dyer has voting control, (ii) 26,695 shares that may be acquired upon
       <PAGE 12> the exercise of outstanding stock options, and
       (iii) 1,025 shares allocated to the account of Mr. Dyer under the ESOP.

(12) Includes (i) 1,000 restricted shares awarded under the MRP, (ii) 4,000 shares that may be acquired upon the exercise of outstanding stock options, and (iii) 266 shares allocated to the account of Mr. Straub under the ESOP.

(13)   Includes (i) 69,702 restricted shares awarded under the MRP,
       (ii) 160,215 shares that may be acquired upon the exercise of outstanding stock options, and (iii) 3,789 shares allocated to the account of participants under the ESOP.

                                EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

       The Compensation Committee is charged with the review and implementation of the compensation for the Company's executive officers, each of whom is an employee of Old Guard Insurance Management Co. ("OGIMC"), a Pennsylvania corporation that is a subsidiary of the Company and operates for the purpose of employing and paying the senior management of the Insurance Companies. The Compensation Committee also oversees the Company's management development and succession programs (the Compensation Committee shall be referred to herein as the "Committee").

       The Committee bases its compensation recommendations on information derived from multiple sources, including the Company's Human Resources Department, industry surveys, and recommendations of management. The Committee believes that consideration of these diverse sources of information helps to create a balanced and appropriate compensation program.

       The Committee has considered factors such as the following in establishing executive compensation:

         -   the personal performance of the executive officer;

         -   the achievement of annual corporate goals;

         -   the achievement of an acceptable return on equity; and

         - the need of the Company to attract, retain and motivate superior management.

       The consideration of these different factors permits the encouragement of corporate goals including but not limited to sustained and consistent management; enhancement of shareholder value; and the completion of strategic initiatives. Reflecting these different factors, the compensation program for executive officers to date contains several components;
  <PAGE 13>
       1. Base Salary - Base salary is based upon a general competitive review and a review of industry-specific data based on a peer group. The peer group is determined primarily by size of company and geographic locale. Base salary is discretionary on the part of the Committee and reflects corporate performance as well as an evaluation of the executive officer's performance of his or her duties. The Company generally sets its competitive salary midpoint for an executive officer position at the median level compared to those companies which it surveys. A salary range based on this midpoint is then developed. With respect to 1999, salaries were compared to a national peer group that has resulted in increases in base compensation for 1999.

       2. Senior Management Incentive Bonus Plan - This plan is discretionary on the part of the Committee and is designed to direct executive officer attention to the attainment of corporate performance. OGIMC is a party to a management agreement with each of the Insurance Companies. Bonuses to executive officers are only available to be paid from the profits of OGIMC, which can be attained from two sources: (1) operations, which includes fees payable under the management agreements and interest earned, or (2) profit sharing earned pursuant to a formula in the management agreements. In awarding bonus compensation to the executive officers, the Committee considers all factors surrounding the executive's performance.

       3. Stock-based Compensation - On August 19, 1997, shareholders of the Company approved the Company's Stock Compensation Plan (the "Plan") and the MRP. The Committee believes that the Plan and MRP constitute an important part of the Company's compensation programs designed to encourage directors and employees of the Company, the Insurance Companies and First Delaware to increase their stake in the Company and to more significantly align their interests with those of the Company's shareholders. The Committee believes adoption and implementation of the Plan and the MRP has advanced the interests of the Company and its shareholders by giving participants a proprietary and vested interest in the Company and an increased incentive to contribute to the success of the Company. The Committee also believes that the implementation of the Plan and the MRP will continue to aid the Company in attracting, retaining, and encouraging competent and dedicated management level employees.
  <PAGE 14>
Compensation of Executive Officers

       The base salary of chief executive officer, David E. Hosler, was increased to approximate the mean of the base salary paid to the chief executive officer of peer group companies evaluated by the Committee. The base salaries of the other executive officers were adjusted by the Committee in December 1998. The total compensation of executive officers, composed of base salary and Senior Management Incentive Bonus Plan award, was compared with compensation packages of similar officers within the insurance industry.

       The limits on full deductibility of compensation for the Company permitted by Internal Revenue Code Section 162(m) are not currently an issue for the Company inasmuch as compensation levels for Mr. Hosler and the Named Executive Officers do not exceed the $1,000,000 threshold figure. The Company will, of course, continue to monitor this issue and will take appropriate action to respond to developments and growth in compensation.

             COMPENSATION COMMITTEE
             James W. Appel, Chairperson
             Luther R. Campbell, Jr.
             Richard B. Neiley, Jr.
             Karen M. Balaban

Compensation Paid to Executive Officers

       The following table sets forth information regarding the compensation of the Chief Executive Officer, the Executive Vice President, the Secretary and General Counsel, and the Chief Financial Officer and Treasurer of the Company for each of the years ended December 31, 1996, 1997 and 1998. The amounts below represent the aggregate compensation paid to such executive officers by OGIMC pursuant to OGIMC's management agreements with the Insurance Companies. No other executive officer of the Company received compensation in excess of $100,000 for the year ended December 31, 1998.

                                                                       Other                Securities             All Other
                 Name and                                              Annual   Restricted  Underlying              Compen-
                Principal                                              Compen-    Stock      Options/     LTIP      sation
                 Position          Year    Salary(1)      Bonus       sation(2)   Awards      SARs      Payouts    (3)(4)

 -----------------------------    ------   ----------    ---------   ---------  ----------  ----------   -------    --------
David E. Hosler,                   1998     $213,336     $55,092    $    --      $   --           --     $  --     $13,487(6)
  Chairman, President              1997      180,000      41,913         --     658,471(5)    59,321        --      10,600(6)
  and Chief Executive Officer      1996      179,423      27,851         --         --           --         --      16,322(6)

Scott A. Orndorff,                 1998      141,282      20,000         --          --           --        --       6,400
  Executive Vice                   1997      123,808      11,280         --     260,758(5)    26,695        --       5,520
  President                        1996       98,144      10,368         --         --           --         --       8,494

Steven D. Dyer,                    1998      119,267      16,917         --         --           --         --       5,560
  Secretary &                      1997       94,700      19,998     19,262(7)  260,758(5)    26,695        --       4,696
  General Counsel                  1996       86,369       7,856         --         --           --         --       7,736
  <PAGE 15>
Henry J. Staub,                    1998      108,355       4,000         --      19,625(8)      2,000        --      3,406
  Chief Financial Officer          1997       60,481         --          --         --          2,000        --         --
  and Treasurer                    1996         --           --          --         --           --          --         --
_______________

(1) Includes amounts which were deferred pursuant to Old Guard's 401(k) plan. Under the 401(k) plan, employees who elect to participate may elect to have earnings reduced and to cause the amount of such reduction to be contributed to the 401(k) plan's related trust in an amount up to 12% of earnings.
       Any employee who has completed 1 year of service and has worked 1,000 hours in a plan year is eligible to participate in the 401(k) plan.

(2) OGIMC provided other benefits to the executive officers in connection with their employment. Except with respect to Mr. Dyer, the value of such personal benefits, which is not directly related to job performance, is not included in the table above because the value of such benefits does not exceed the lesser of $50,000 or 10% of the salary and bonus paid to any executive officer.

(3) Includes amounts contributed by the Company under the 401(k) plan for the benefit of the executive officer. The Company will make a matching contribution equal to 100% of the employee's salary reduction up to a maximum of 3% of the employee's salary.

(4) Includes amounts contributed under a Profit Sharing Plan for the benefit of the executive officer.

(5) Equals the dollar value of restricted stock awards determined by multiplying the closing market price of $18.50 on August 19, 1997, the date of the awards, by the number of shares awarded.

(6) Includes the amount of insurance premiums paid by the Insurance Companies with respect to a split dollar term life insurance policy.

(7) Includes income resulting from the forgiveness of a loan previously made by the Company to Mr. Dyer to finance his legal education.

(8) Equals the dollar value of restricted stock awards determined by multiplying the closing market price of $19.62 on June 9, 1998, the date of the award, by the number of shares awarded.

       The following table sets forth information concerning grants of stock options for the fiscal year ended December 31, 1998 to the Named Executive Officers.
  <PAGE 16>
                         OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      Individual Grants
                                   Number of
                                   Securities     % of Total
                                   Underlying    Options/SARs
                                    Option/        Granted      Exercise                        Potential Realizable Value at
                                    SARs          in Fiscal     or Base     Expiration             Assumed Annual Rates of
                                   Granted(1)       Year        Price       Date          Price Appreciation for Option Term
                                                                                             0%         5%(2)          10%(2)
David E. Hosler....................  0/0                0            0        N/A           N/A
Scott A. Orndorff..................  0/0                0            0        N/A           N/A
Steven D. Dyer.....................  0/0                0            0        N/A           N/A
Henry J. Straub....................  2000/0           100%       19.62      06/09/2008    $0.00(1)     $23,269        $58,968

(1) On the date of the option grant, the option exercise price was equal to the fair market value of the Common Stock.

(2) The dollar amounts set forth under these columns are the result of calculations assuming 5% and 10% price appreciation rates as required by the Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the Common Stock.
_______________

       The following table sets forth information concerning the exercise of options to purchase shares of Common Stock by the Named Executive Officers during the fiscal year ended
December 31, 1998, as well as the number of securities underlying unexercised options and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1998.

                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION/SAR VALUE(1)

                                                 Number of        Value of
                                                 Securities       Unexercised
                                                 Underlying       In-the-Money
                                                 Options/SARs     Options/SARs
                                                 at Fiscal Year   at Fiscal Year
                                      Value      End (#)          End($)(2)
                    Shares Acquired   Realized   Exercisable/     Exercisable/
                     on Exercise(#)      ($)      Unexercisable   Unexercisable
David E. Hosler            0              0         59,321/0        $259,529/$0
Scott A. Orndorff          0              0         26,695/0         116,790/ 0
Steven D. Dyer             0              0         26,695/0         116,790/ 0
Henry J. Straub            0              0         2,000/2000             0/ 0

_______________

(1) All amounts represent stock options. No SARs or SARs granted in tandem with stock options were either exercised during 1998 or outstanding at fiscal year end 1998.

(2) "In-the-money options" are stock options with respect to which the fair market value of the underlying shares of Common Stock exceeds the exercise price for such options. On December 31, 1998, the fair market value was $14.375 per share.

Employment Agreements.

       Chief Executive Officer and Chief Financial Officer. David E. Hosler and Henry J. Straub have entered into an Employment Agreement with the Company and OGIMC. The Employment Agreements have an initial three-year term and provides for automatic annual one-year extensions on the anniversary date thereafter unless the Company or the Executive Officer gives prior written notice of nonrenewal. Under the Employment Agreements, the Executive Officer is entitled to receive an annual base salary of not less than $180,000 and $118,175, respectively. In addition, they are entitled to participate in any other incentive compensation and employee benefit plans that the Company maintains.

       In the event the Company terminates their employment for "Cause" as defined in the Employment Agreement, they would be entitled to receive their accrued but unpaid base salary and an amount for all accumulated but unused leave time. In the event the Company terminates their employment without Cause, they would be entitled to receive an annual amount equal to the greater of
(i) his highest base salary received during one of the two years immediately preceding the year in which he is terminated, or
(ii) his base salary in effect immediately prior to his termination for the remainder of the term of the Employment
<PAGE 18> Agreement.  In addition, they would be entitled to continuation annually during the remaining term of the Employment Agreement, of (i) an amount equal to the higher of the aggregate bonuses paid to him in one of the two years immediately preceding the year in which he is terminated and (ii) an amount equal to the sum of the highest annual contribution made on his behalf (other than his own salary reduction contributions) to each of the Company's tax qualified and nonqualified defined contribution plans (as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in the year in which he is terminated or in one of the two years immediately preceding such year. The Executive Officers would also be entitled to certain retirement, health and welfare benefits.

       In the event either Executive Officer terminates his employment with the Company for "Good Reason," as defined in the Employment Agreement, he would be entitled to receive the same amounts and benefits he would receive if terminated without Cause. In the event either Executive Officer terminates his employment with the Company without Good Reason, he would be entitled to receive his accrued but unpaid base salary until the date of termination and an amount for all accumulated but unused leave time.

       In the event of the Executive Officer's death or disability during the term of his Employment, the Executive Officer and his eligible dependents or his spouse and her eligible dependents, as the case may be, would be entitled to receive certain cash amounts and certain health and welfare benefits.

       In the event that the Executive Officer is required to pay any excise tax imposed under Section 4999 of the Code (or any similar tax imposed under federal, state or local law) as a result of any compensation and benefits received under the Employment Agreement in connection with a change in control, the Company will pay to the Executive Officer an additional amount such that the net amount retained by him, after the payment of such excise taxes (and any additional income tax resulting from such payment by the Company), equals the amount he would have received but for the imposition of such taxes.

       The Employment Agreement further provides that in the event either Executive Officer's employment is terminated for Cause or without Good Reason prior to a "Change in Control," as defined in the Employment Agreement, the Executive Officer may not, for a period of twelve months after the date of termination, without the prior written consent of the Company's Board of Directors, become an officer, director, shareholder or equity owner of 4.9% or more of any entity engaged in the property and casualty insurance business with its corporate headquarters located within fifty miles of Lancaster, Pennsylvania. In addition, during either Executive Officer's employment and for a period of 12 months following the termination of his employment, except following a Change in Control, the Executive Officer may not
<PAGE 19> solicit, endeavor to entice away from the Company, its subsidiaries or affiliates, or otherwise interfere with the relationship of the Company or its subsidiaries or affiliates with any person who is, or was within the then most recent 12-month period, an employee or associate of the Company or any of its subsidiaries or affiliates.

       Other Named Executive Officers. Messrs. Scott A. Orndorff, and Steven D. Dyer each have entered into Employment Agreements with the Company and OGIMC. The Employment Agreements have an initial three-year term and provide for automatic annual one-year extensions on the anniversary date. Under the Employment Agreements, Messrs. Orndorff and Dyer are entitled to receive annual base salaries of not less than $94,000 and $87,200 respectively.

       In the event the Company terminates an Executive Officer's employment for "Cause," as defined in the Employment Agreement, the executive would be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused leave time.

       In the event the Company terminates an Executive Officer's employment without Cause, the Executive Officer would be entitled to receive an amount equal to the greater of (i) his highest base salary received during one of the two years immediately preceding the year in which he is terminated, or (ii) his base salary in effect immediately prior to his termination for the two-year period, beginning with the date of termination. In addition, the Executive Officer would be entitled to continuation, for two years, of (i) an amount equal to the higher of the aggregate bonuses paid to him in one of the two years immediately preceding the year in which he is terminated and (ii) an amount equal to the sum of the highest annual contribution made on his behalf (other than his own salary reduction contributions) to each of the Company's tax qualified and non-qualified defined contribution plans (as such term is defined in Section 3(35) of ERISA), in the year in which he is terminated or in one of the two years immediately preceding such year. The Executive Officer would also be entitled to certain retirement, health and welfare benefits.

       In the event the Executive Officer terminates his employment with the Company for "Good Reason," as defined in the Employment Agreement, the Executive Officer would be entitled to receive the same amounts and benefits he would receive if terminated without Cause. In the event the Executive Officer terminates his employment with the Company without Good Reason, the Executive Officer would be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused leave time.

       In the event of the Executive Officer's death or disability during the term of the Employment Agreement, the Executive
Officer and his eligible dependents or his spouse and her eligible dependents, as the case may be, would be entitled to
<PAGE 20> receive certain cash amounts and certain health and welfare benefits.

       In the event that the Executive Officer is required to pay any excise tax imposed under Section 4999 of the Code (or any similar tax imposed under federal, state or local law) as a result of any compensation and benefits received under his Employment Agreement in connection with a change in control, the Company will pay to the Executive Officer an additional amount such that the net amount retained by him, after the payment of such excise taxes (and any additional tax resulting from such payment by the Company), equals the amount he would have received but for the imposition of such taxes.

       The Employment Agreement for each Executive Officer further provides that in the event the Executive Officer's employment is terminated for Cause or he voluntarily terminates his employment prior to a "Change in Control," as defined in the Employment Agreement, the Executive Officer may not for a period of twelve months after the date of termination, without the prior written consent of the Company's Board of Directors, become an officer, director, shareholder or equity owner of 4.9% or more of any entity engaged in the property and casualty insurance business with its corporate headquarters located within fifty miles of Lancaster, Pennsylvania. In addition, during the Executive Officer's employment and for a period of 12 months following the termination of his employment, except following a Change in Control, the Executive Officer may not solicit, endeavor to entice away from the Company, its subsidiaries or affiliates, or otherwise interfere with the relationship of the Company or its subsidiaries or affiliates with any person who is, or was within the most recent 12-month period, an employee or associate of the Company or any of its subsidiaries or affiliates.

Performance Graph

       Set forth below is a graph comparing the percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return on the Nasdaq Composite Index and the Nasdaq Insurance Index since February 18, 1997, the date on which the Common Stock commenced trading on the Nasdaq/ National Market System. The graph assumes an initial investment of $100.00 with dividends if any, reinvested over the periods indicated.

                              [GRAPH TO BE INSERTED HERE]


      02/18/97  12/31/97  12/31/98
OGGI   100.00    139.46    105.17
CCMP   100.00    128.54    179.48
CINS   100.00    126.22    126.13

OGGI = Old Guard Group, Inc., CCMP = NASDAQ Composite Index, CINS = NASDAQ Insurance Index.

Additional Information Regarding Directors and Officers.

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and any persons owning ten percent or more of the Company's Common Stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission (the "SEC"). Persons filing such beneficial ownership statements are required by SEC regulation to furnish the Company with copies of
all such statements filed with the SEC.   The rules of the SEC
regarding the filing of such statements require that "late filings" of such statements be disclosed in the Company's proxy statement. The Company is aware of the following late filings based upon information provided by the officers and directors of the Company. On May 10, 1998, James W.. Appel, Karen M. Balaban, John E. Barry, Luther R. Campbell, Jr., M. Scott Clemens, Noah W. Kreider, Jr., Richard B. Neiley, Jr., G. Arthur Weaver, and Robert L. Wechter each received 250 shares of Company stock as partial compensation for their services as directors. In accordance with the rules of the SEC these transactions should have been reported by June 10, 1998; however, they were not reported until September 8, 1998. Based solely on the Company's review of any copies of the statements received by it, or written representations from directors and officers there are no annual statements of beneficial ownership, or additional transactions that were required to be filed by such persons.

                                     MATTER NO. 2
                         RATIFICATION OF INDEPENDENT AUDITORS

       The Board of Directors of the Company, in accordance with the recommendation made by the Company's Audit Committee, has appointed the firm of PricewaterhouseCoopers L.L.P., independent auditors, to provide certain accounting services for the Company and its subsidiaries during fiscal year 1999. Such appointment is being submitted to shareholders for ratification.

       PricewaterhouseCoopers L.L.P. has audited the books of account and financial statements of the Insurance Companies or certain of their affiliates since 1990. The Company has been advised that neither PricewaterhouseCoopers L.L.P. nor any of its partners possesses any other material direct or indirect relationship with the Company, its subsidiaries or its officers or directors, in their capacities as such. Representatives of PricewaterhouseCoopers L.L.P. are expected to attend the Meeting, will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P.
AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.
<PAGE 23> The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted
"FOR" ratification of the appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

                                     MATTER NO. 3
                                PROPOSAL TO APPROVE THE
                  OLD GUARD GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

General

       On February 9, 1999, the Board of Directors of Old Guard Group, Inc. adopted the 1999 Old Guard Group, Inc. Employee Stock Purchase Plan (the "1999 Stock Purchase Plan"), attached hereto as Exhibit A.
       The total number of shares of Common Stock to be reserved under the 1999 Stock Purchase Plan is 250,000 shares (subject to adjustment as described below).

Purpose

       The purpose of the 1999 Stock Purchase Plan is to encourage and enable employees of the Company, or any subsidiary of the Company, to acquire a proprietary interest in Old Guard through the ownership of shares of Common Stock. The Company believes that employees who participate in the 1999 Stock Purchase Plan will have a closer identification with the Company by virtue of their ability, as shareholders, to participate in the Company's growth and earnings. Shares of Common Stock will be purchased in the open market or directly from the Company from authorized but previously unissued shares or shares held in the treasury. Proceeds from the sale of the Common Stock from the Company pursuant to the 1999 Stock Purchase Plan will be used by the Company for general corporate purposes. It is the intention of the Company that the 1999 Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code.

Administration

       The 1999 Stock Purchase Plan will be administered by a committee (the "Committee"), none of whom may be full time employees of the Company or of any subsidiary. The Committee will be appointed by, and serve at the pleasure of, the Company's Board of Directors. The Company's Board of Directors has appointed the members of its Compensation Committee as the Committee members. The Committee will have the authority to determine all questions of interpretation and operation of the 1999 Stock Purchase Plan, which determination will be final and binding on all plan participants.
  <PAGE 24>
Eligibility

       Any employee, including any officer, who has worked for the Company and/or a subsidiary (as defined in the plan) of the Company for a continuous period of at least three (3) months and who customarily works more than five (5) months per year is eligible to participate in the 1999 Stock Purchase Plan.
Eligible employees who desire to participate in the 1999 Stock Purchase Plan must complete and return the required forms to the Company. As of the Record Date, there were approximately 225 employees eligible to participate in the 1999 Stock Purchase
Plan.

Operation of the Plan

       The total number of shares of Common Stock to be reserved under the 1999 Stock Purchase Plan is 250,000 shares. If adjustments are made in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split-up, or similar change in capitalization, subsequent to January 1, 1999, the Company's Board of Directors will, in its discretion, make appropriate adjustments in the number of shares that may be reserved for purchase under the 1999 Stock Purchase Plan and the purchase price (as defined below) therefor.

       The 1999 Stock Purchase Plan will be implemented in four 3-month periods (the "Option Periods") per year, commencing
January 1, April 1, July 1, and October 1 during which participants may contribute to the 1999 Stock Purchase Plan through payroll deductions. The 1999 Stock Purchase Plan will continue until substantially all of the shares reserved under the plan are sold, or until its termination, which the Company's Board of Directors may effect at any time. On each pay date (the "Exercise Date"), each participant will acquire shares of Common Stock under the 1999 Stock Purchase Plan. The number of shares will be based on the dollar amount accumulated in the participant's stock purchase account at the end of the applicable option Period.

       The purchase price (the "Option Price") for each share of Common Stock to be sold under the 1999 Stock Purchase Plan will be an amount not less than 85% and not more than 100% (such percentage to be fixed by the Committee prior to the first day of each Option Period) of the closing sale price of one share of Common Stock as reported on the NASDAQ National Market System on the Exercise Date. If no sales of Common Stock are reported on an Exercise Date, the market price for the relevant date will be the closing sale price of one share as reported for the last preceding trading date. If the Company's Board of Directors determines that there are unusual circumstances or occurrences under which such prices do not reflect the fair value of such shares, then the Company's Board of Directors may determine such fair market value based upon such prices or market quotations as it shall deem appropriate.
  <PAGE 25>
       Purchases of Common Stock will be made by means of payroll deductions during each Option Period. The deductions may not exceed the maximum percentage established by the Committee of a participant's regular base salary or hourly base rate of pay, but may not be less than $10.00 per pay period. To date, the Committee has not set the applicable maximum percentage for payroll deduction. A participant's regular base salary or hourly base rate of pay will not include overtime pay, bonuses, commissions, and any other payment in excess of normal salary or hourly pay. Subject to the above limitations, the amount of the payroll deduction is discretionary with each participant, but may not be changed by a participant during an Option Period.
However, a participant may withdraw from the 1999 Stock Purchase Plan at any time. (See "Withdrawal from the Plan" herein.) Contributions made through payroll deductions may be used by the Company for any corporate purpose and could be subject to the claims of the Company's creditors.

       On each Exercise Date, the Committee will use the payroll deduction of a participant to purchase for him or her the maximum number of shares of Common Stock permitted by the 1999 Stock Purchase Plan. The following are the limitations on the number of shares of Common Stock that may be purchased by each participant in an offering under the 1999 Stock Purchase Plan:

             (a) No Common Stock may be purchased by any participant if, by reason of such purchase, such participant would own 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries. For purposes of this limitation, an individual will be considered as owning stock owned by certain of his or her relatives and a percentage of stock owned by any corporation, partnership, estate or trust in which he or she has an interest; and stock which a participant may purchase under outstanding options issued under the Company's Stock Compensation Plan or otherwise shall be treated as stock owned by the participant.

             (b) No participant will be granted an option which permits his or her rights to purchase Common Stock under the 1999 Stock Purchase Plan and all other Code Section 423 plans of the Company or a subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock (determined at the time the option is granted) for each calendar year.

             (c) If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause the issuance of shares in excess of the number of shares of Common Stock available under the 1999 Stock Purchase Plan, the Committee will proportionately reduce the number of such shares purchased by each participant to eliminate such excess and the 1999 Stock Purchase Plan shall automatically terminate immediately after such Exercise Date.
  <PAGE 26>
       All shares purchased shall be credited to a participant's account, but shall initially be registered in the name of the Company's nominee, as agent for the participant, and held until such time as his or her participation in the 1999 Stock Purchase
Plan terminates or he or she files a written request to have a stock certificate or certificates issued to him or her. A participating employee will have all of the rights of a shareholder with respect to shares purchased under the 1999 Stock Purchase Plan, whether or not certificates have been issued.

Withdrawal From the Plan

       A participant may withdraw from the 1999 Stock Purchase Plan at any time by giving written notice to the Committee. Upon withdrawal any Common Stock purchased under the 1999 Stock
Purchase Plan by the withdrawing participant (and then credited to his or her plan account) will be promptly distributed to such person.

       Termination of a participant's employment for any reason, including retirement or death, will result in the immediate termination of his or her participation in the 1999 Stock Purchase Plan. Any Common Stock purchased under the 1999 Stock Purchase Plan by such person (and then credited to his or her plan account) will be promptly distributed.

Nontransferability

       Rights to purchase Common Stock under the 1999 Stock
Purchase Plan will be exercisable only by the participant, will not be transferable, and will expire upon a participant's death.

Term and Amendment

       Although the Company intends to maintain the 1999 Stock Purchase Plan in effect until all shares of Common Stock reserved thereunder have been purchased, the Board of Directors may at any time amend or terminate the 1999 Stock Purchase Plan, except that no amendment to the 1999 Stock Purchase Plan may be made without prior shareholder approval, if such amendment would (i) provide for the sale of more than the number of shares to be authorized hereby, (ii) materially change the benefits provided under the plan or the eligibility requirements for participation in the plan, or (iii) change the definition of a "subsidiary" as set forth therein.

Federal Income Tax Consequences

       The following is a summary of the federal income tax consequences pertaining to participation in the 1999 Stock Purchase Plan. It is not intended to constitute a detailed analysis of such consequences, nor does it discuss the state, local or other consequences applicable to plan participation.
  <PAGE 27>
       A participating employee will not recognize income on the first day of an Option Period or on an Exercise Date. If acquired shares are disposed of within two years after the first day of the applicable Option Period, then an individual will recognize as ordinary income, in the taxable year of the disposition, an amount equal to the excess of the fair market value of the shares at the time of purchase (i.e., the Exercise
Date) over the Option Price therefor. If acquired shares are disposed of more than two years after the first day of the applicable Option Period, then an individual will recognize as ordinary income, in the taxable year of the disposition, an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the Option Period in which they were purchased over the Option Price therefor (determined as if the shares were purchased on that date), or
(ii) the excess of the fair market value of the shares at the time of the disposition over the amount paid for such shares.

       An individual's tax basis for Common Stock purchased under the 1999 Stock Purchase Plan will be equal to the Option Price of the shares plus any ordinary income recognized as described above. Any recognizable gain in excess of ordinary income recognized upon disposition of the Common Stock will be capital gain and any loss will be capital loss. Whether any such capital gain or loss is short-term or long-term will depend on how long the shares were held.

       If an individual dies while owning Common Stock purchased under the 1999 Stock Purchase Plan, there will be included in the individual's ordinary income, for the taxable year closing with the individual's death, an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the Option Period in which they were purchased over the Option Price therefor (determined as if the shares were purchased on that date), or (ii) the excess of the fair market value of the shares at the time of death over the amount paid for such shares.

       If an individual recognizes ordinary income as a result of the disposition of Common Stock within two years of the first day of an applicable Option Period, then the Company will be entitled to a deduction equal to the ordinary income recognized. The Company will not be entitled to a deduction under any other circumstances.

Recommendation

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 1999 STOCK PURCHASE PLAN. THE BOARD BELIEVES
THAT THE EXISTENCE OF THE PLAN WILL ASSIST IN ATTRACTING AND RETAINING QUALIFIED EMPLOYEES OF THE COMPANY AND WILL HAVE THE EFFECT OF MORE SIGNIFICANTLY ALIGNING THE INTERESTS OF THESE EMPLOYEES WITH THOSE OF THE COMPANY'S SHAREHOLDERS. The affirmative vote of a majority of all votes cast at the Meeting is required to approve the adoption of the 1999 Stock Purchase Plan. Abstentions and broker non-votes will not constitute or be
<PAGE 28> counted as "votes" cast for purposes of the Meeting.
All proxies will be voted "FOR" adoption of the 1999 Stock
Purchase Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

                                     MATTER NO. 4
                                 SHAREHOLDER PROPOSAL

Proposal

       Old Guard Group, Inc. received the following proposal from Mr. Maurice Cohen, 300 Southeast Fifth Avenue, Mizner Tower,
Suite 8090, Boca Raton, Florida 33432. Mr. Cohen is the beneficial owner of 5,250 shares of common stock of Old Guard
Group, Inc.

       "RESOLVED: That the Board of Directors of Old Guard Group, Inc. promptly take the necessary steps to achieve a sale or merger of Old Guard Group, Inc. on terms that will maximize shareholder value.


Supporting Statement of Mr. Cohen
       I own beneficially or of record, 5,250 shares of common stock of Old Guard Group, Inc. I believe that the current stock price of OGGI does not fully reflect the value of the company. If the Board of Directors were to take the necessary steps to achieve a sale or merger, I believe the OGGI could be sold at a substantial premium to its current market price of $14.13 as of December 15, 1998.

       By using a book value methodology to ascertain OGGI's potential value, one can conclude that there is a substantial premium that is not presently reflected in OGGI's current stock price. Based upon OGGI's book value of $19.17 per share as of September 30, 1998, the current price/book ratio of OGGI is 73.71%. However, the median price/book ratio for publicly traded property and casualty insurance companies as of December 14, 1998 is 118%. Moreover, the median price/book ratio for property and casualty insurance companies that have announced a sale of the company during the calendar year 1998 is 158.37%. If these two sets of median price/book ratios were applied to OGGI, the potential price per share of OGGI would be $22.62 and $30.36, respectively.

       It is my opinion that the potential stock price of OGGI may be valued in the range of $22.62 to $30.36 per share. Although the valuation methodology used in this proposal is not the only way to predict stock price, I believe this valuation model provides a reasonable basis for estimating a potential stock price well in excess of the current stock price.

       I urge you to join me in voting YES on this proposal.

  <PAGE 29>
Opposing Statement of the Board of Directors

       The Board of Directors is aware of the rapid consolidation in the insurance industry and is also cognizant of the Company's relatively small size in comparison to the property and casualty insurance industry as a whole. To that end, the Board of Directors has adopted a policy that requires the Board to formally review the Company's strategic alternatives including the implementation of its business plan, a merger of equals or a sale. The next strategic review will occur in the second quarter of 1999.

       However, the preliminary view of the Board of Directors is that it may be premature to consider a sale of the Company for a number of reasons. First, the Company believes that it has a sound strategy that will create value for shareholders over the next three year period. The Board believes that realization of a fair price upon sale is dependent upon creation of this value.

       Second, the current price of the stock as of March 30, 1999 is $12 1/2 per share. The price of the Common Stock has been as high as $21 per share. Management does not believe the current stock price is reflective of the present or future value of the Company and we agree that the Company's true value is at least as high as the valuation range suggested by the proponent. In the current market environment, the Board believes that it may be difficult to obtain a sale price for the Company that is as high as the valuation suggested by the proponent. Therefore, the Board believes that now may not be an appropriate time to sell the Company.

       Finally, the Company believes that its stock price is adversely affected by the existence of class action litigation that challenges the constitutionality of the law pursuant to which the Company's subsidiaries converted from mutual to stock form. The Company won a motion to dismiss and partial summary judgement in its favor with respect to certain claims, but other claims remain. The Company remains hopeful that a favorable result will be obtained in this litigation in 1999. The Board also believes, however, with respect to the remaining claims, that until the uncertainty created by the litigation is removed, it will continue to have an adverse effect upon the current stock price of the Company and the sale value of the Company.

       For all of the foregoing reasons, the Board of Directors does not believe that now is the appropriate time to sell the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE
PROPOSAL.
  <PAGE 30>
                            SHAREHOLDER PROPOSALS FOR 2000

       The Company's Annual Meeting of Shareholders for 2000 will be held on or about May 11, 2000. Any shareholder desiring to submit a proposal to be considered for inclusion in the Company's 2000 proxy materials must submit such proposal or proposals in writing, addressed to Old Guard Group, Inc., 2929 Lititz Pike, P.O. Box 3010, Lancaster, Pennsylvania 17604-3010, Attention:
Corporate Secretary, proposals must be received by the Company on or before December 14, 1999. In addition, management proxyholders will have discretionary authority to vote on any proposal submitted by a shareholder to the Company for consideration at the Company's 2000 Annual Meeting if such proposal is received after February 28, 2000.

                                     OTHER MATTERS

       The Board of Directors does not intend to bring any other matter before the Meeting and is not presently informed of any other business which others may bring before the Meeting. If any other matters should properly come before the Meeting, or any adjournment or adjournments thereof, however, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

       A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission may be obtained, without charge, from Old Guard Group, Inc., 2929 Lititz Pike,
P.O. Box 3010, Lancaster, Pennsylvania 17604-3010, Attention:
Investor Relations.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        \s\Steven D. Dyer

                                        Steven D. Dyer,
                                        Secretary

April 13, 1999

                      PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.

                                                       EXHIBIT A

















                                 OLD GUARD GROUP, INC.
                             EMPLOYEE STOCK PURCHASE PLAN
                              (Effective January 1, 1999)

                                       ARTICLE I

                             PURPOSE AND SCOPE OF THE PLAN

Section 1.1  PURPOSE.

             The Old Guard Group, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company.

Section 1.2  DEFINITIONS.

             Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

             "Board of Directors" means the Board of Directors of the Company.

             "Code" means the Internal Revenue Code of 1986, as amended, and as the same may be further amended from time to time, and the Treasury Regulations promulgated thereunder.

             "Committee" means the Company's Compensation Committee which shall administer the Plan as provided in Section 1.3.

             "Common Stock" means the common stock of the Company.

             "Company" means Old Guard Group, Inc., a Pennsylvania corporation.

             "Compensation" means an Employee's total salary or hourly pay, as the case may be, including bonuses, commissions and any other payment in excess of normal salary or hourly pay.

             "Continuous Service" means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Company or a Subsidiary, or both, immediately preceding an Offering Date. Such period of time shall include any leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

             "Effective Date" means the date specified in
Section 1.4 on which the provisions of the plan become effective.

             "Employee" means any common law employee of the Company or a Subsidiary.

             "Exercise Date" means March 31, June 30, September 30 and December 31 of each Plan Year.

             "Fair Market Value" of a share of Common Stock on any given date means the closing sale price for such shares on that date as reported by the National Association of Securities
Dealers Automated Quotations or the Bloomberg Financial Markets
<PAGE A-1> System.  If a closing sale price for the Common Stock for the given date is not reported, or if there is none, the Fair Market Value will be equal to the closing sale price on the nearest trading day preceding such date. Notwithstanding the foregoing, if, in the Board of Directors' judgment, there are unusual circumstances or occurrences under which the otherwise determined Fair Market Value of the Common Stock does not represent the actual fair value thereof, then the Fair Market Value of such Common Stock shall be determined by the Board of Directors on the basis of such prices or market quotations as it shall deem appropriate and fairly reflective of the then fair value of such Common Stock.

             "Leave of Absence" means, for purposes of participation in the Plan, a person who is on leave of absence who shall be deemed to be an employee for the first ninety (90) days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth
(90th) day of such leave of absence unless such Employee shall have returned to regular employment prior to the close of business on such ninetieth (90th) day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to employment, shall terminate an Employee's employment for all purposes under the Plan and shall terminate such Employee's participation in the Plan and the right to purchase Common Stock hereunder.

             "Offering Date" means January 1, April 1, July 1 and
October 1 of each Plan Year.

             "Option Period" or "period" means the period beginning on an Offering Date and ending on the next succeeding Exercise
Date.

             "Option Price" means the purchase price of a share of Common Stock hereunder as provided in Section 3.1.

             "Participant" means any Employee who (i) is eligible to participate in the Plan under Section 2.1, and (ii) elects to participate.

             "Plan" means the Old Guard Group, Inc. Employee Stock Purchase Plan, as the same may be amended from time to time.

             "Plan Year" means the 12-consecutive-month period beginning on January 1 and ending on the following December 31.

             "Stock Purchase Account" or "Account" means an account established and maintained in the name of each Participant to record the dollar amounts and shares of Common Stock accumulated on his behalf from time to time.

             "Stock Purchase Agreement" means the form prescribed by the Committee which must be executed by an Employee who elects to participate in the Plan. The proper execution and filing of such
<PAGE A-2> form shall constitute the grant of an option from time to time to the Employee in accordance with the terms of this Plan document and the terms of such form.

             "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the beginning of an Option Period, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.3  ADMINISTRATION OF PLAN.

             The Plan shall be administered by the Committee. Subject to direction by the Board of Directors and the express provisions of this Plan document, the Committee shall be authorized to prescribe, amend and rescind rules and regulations relating to the Plan and the Committee's administration thereof; to interpret the Plan; to fix the terms of an offering under the Plan; to fix the rate of interest to be paid on balances in Stock Purchase Accounts, if applicable; to prescribe the maximum percentage of payroll deductions permitted for an Option Period; to restrict participation in the Plan consistent with any requirement of law or regulation; and to make all other determinations necessary to the administration of the Plan, including appointment of individuals to facilitate the day-to-day operation thereof. The Committee's determinations as to the interpretation and operation of the Plan shall be final and conclusive.

Section 1.4  EFFECTIVE DATE OF PLAN.

             The Effective Date of the Plan is January 1, 1999.

Section 1.5  TERMINATION OF PLAN.

             The Board of Directors shall have the right to terminate the Plan at any time. Upon any such termination, the dollar amount and shares of Common Stock, if any, in each Participant's Account shall be distributed.

                                      ARTICLE II
                                     PARTICIPATION

Section 2.1  ELIGIBILITY.

             Each Employee, who on an Offering Date (i) will have at least three (3) months of continuous service with the Company and/or a Subsidiary, and (ii) will be an Employee whose customary employment is more than five (5) months in a calendar year, may become a Participant by executing and filing with the Committee a Stock Purchase Agreement prior to the earlier of such Offering
Date or five business days prior to the first pay day in the applicable Option Period. An election to participate shall
<PAGE A-3> continue in effect until termination of participation occurs in accordance with Article V.

Section 2.2  PAYROLL DEDUCTIONS.

             Payment for shares of Common Stock purchased under the Plan shall be made solely by authorized payroll deduction from each payment of Compensation in accordance with instructions received from a Participant. Deductions from payroll shall be expressed as a whole percentage of Compensation (determined on the first day of each Option Period) no greater than the percentage set by the Committee, or as a fixed dollar amount (as determined by the Committee), but shall not be less than $10.00 per pay period. The Committee may fix a maximum percentage. A Participant may not increase or decrease the percentage or dollar amount of deduction during an Option Period. However, a Participant may change the percentage or dollar amount of deduction for any subsequent Option Period by filing notice thereof with the Committee prior to the date described in
Section 2.1 for filing a Stock Purchase Agreement. Amounts deducted from a Participant's Compensation pursuant to this section shall be credited to such Participant's Account.

Section 2.3  TRANSFER OF PAYROLL DEDUCTIONS.

             All payroll deductions withheld by a Subsidiary under the Plan shall be immediately transferred to the Company.

Section 2.4         LEAVE OF ABSENCE.

             If a Participant goes on a Leave of Absence, such Participant shall have the right to elect (i) to withdraw the balance in his Stock Purchase Account, (ii) discontinue contributions to the Plan but remain a Participant in the Plan, or (iii) remain a Participant in the Plan during such Leave of Absence, authorizing deductions to be made from payments by the Company to the Participant during such Leave of Absence and undertaking to make cash payments to the Plan at the end of each Payroll Period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

                                      ARTICLE III
                                  PURCHASE OF SHARES

Section 3.1  OPTION PRICE.

             The Option Price per share of the Common Stock sold to Participants hereunder shall be set by the Committee prior to the Offering Date. Under the Code, the Option Price shall not be less than 85%, nor more than 100%, of the Fair Market Value of such share on each Exercise Date of an Option Period. The Committee may, in its discretion, provide for the Option Price on the Effective Date to be 90% of the Fair Market Value of the Common Stock on an Exercise Date. <PAGE A-4>

Section 3.2  PURCHASE OF SHARES.

             On each Exercise Date, the amount in a Participant's
Account shall be charged with the aggregate Option Price of the number of whole and fractional (to three decimal places) shares of Common Stock which can be purchased with such amount.

Section 3.3  LIMITATIONS ON PURCHASE AND GRANT.

             No Participant shall purchase Common Stock hereunder in any calendar year having a Fair Market Value of more than $25,000, provided that any such purchase shall not exceed the limitations imposed by Code Section 423(b)(8). Further, no Participant shall be granted the right to purchase Common Stock hereunder if, by reason of such grant, such Participant would be deemed to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. For purposes of the preceding sentence, the rules of Code Section 424(d) shall apply and Common Stock which a Participant may purchase under outstanding options shall be treated as stock owned by the Participant.


Section 3.4  RESTRICTION ON TRANSFERABILITY.

             Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable and shall expire upon a Participant's death.

Section 3.5           DIVIDEND REINVESTMENT.

             The Committee may, in its discretion, provide Participants with the opportunity to have dividends on shares held in their Accounts reinvested through (i) any dividend reinvestment plan that the Company may maintain from time to time, or (ii) any other program or arrangement (including the treatment of dividends as additional Participant contributions) that is permissible under applicable law.

                                      ARTICLE IV
                          PROVISIONS RELATING TO COMMON STOCK

Section 4.1  COMMON STOCK RESERVED.

             Except as provided in Section 4.2, no more than 250,000 shares of the Company's Common Stock may be sold pursuant to options granted under the Plan. The Common Stock to be issued under the Plan shall be made available at the discretion of the Board of Directors, either from authorized but unissued Common
Stock or from Common Stock acquired by the Company, including shares purchased in the open market.
  <PAGE A-5>
Section 4.2  ADJUSTMENT FOR CHANGES IN COMMON STOCK.

             (i) In the event that the shares of Common Stock of the Company as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then subject to the provisions of subsection (iii) below, a majority of the disinterested members of the Board of Directors may substitute for or add to each share of stock of the Company which was theretofore appropriated, or which thereafter may become subject to an offering under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Company shall be so changed or for which each such share shall be exchanged or to which such share shall be entitled, as the case may be. Outstanding Stock Purchase Agreements shall also be deemed appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

             (ii) If there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities in which such stock shall have been changed or for which it shall have been exchanged, and if a majority of the disinterested members of the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any offering which was theretofore made or which may thereafter be made under the Plan, that such adjustment shall be made in accordance with such determination.

             (iii) An offering pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments or reclassifications, reorganizations or changes in its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

Section 4.3  INSUFFICIENT SHARES.

             If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 (as the same may be adjusted as provided in Section 4.2), (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such Exercise Date.
  <PAGE A-6>
Section 4.4  CONFIRMATION OF PURCHASES; REGISTRATION OF SHARES.

             Purchases of Common Stock hereunder shall be confirmed in writing to Plan Participants. All shares purchased shall be credited to his Account, but shall initially be registered in the name of the Company's nominee or the nominee name of American
Stock Transfer & Trust Company as recordkeeper for the Plan, or any successor appointed by the Company, as agent for Plan Participants. Such nominee will hold a Participant's share certificates until such time as his participation in the Plan terminates or he files a written request with the Committee to have a certificate or certificates issued in his name. Except in the case of death, any certificate issued to a Participant must initially be issued in his name alone. Registration of any shares following the death of a Participant will be subject to the same rules as are then applicable to decedent shareholders generally.

Section 4.5  RIGHTS AS SHAREHOLDERS.

             The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Participants for whom shares have been purchased shall be entitled to all rights of a shareholder with respect to such shares, including the right to receive dividends and the right to vote. The Company will take such steps as may be necessary to ensure that such rights are enjoyed by each Participant whose shares are held in nominee name.

Section 4.6  CORPORATE REORGANIZATIONS, LIQUIDATIONS, ETC.

             In the event of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, provision may be made for the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a corporation related to such corporation. Any provision for such substitution or assumption shall be subject to the limitations and provisions of Code
Section 424.

                                       ARTICLE V
                             TERMINATION OF PARTICIPATION

Section 5.1  VOLUNTARY WITHDRAWAL.

             A Participant may withdraw from the Plan at any time by filing notice of withdrawal with the Committee prior to an Exercise Date. Upon withdrawal, the dollar amount and shares, if any, credited to his Stock Purchase Account shall be distributed to him and no shares will be purchased on his behalf for the applicable Option Period. Any Participant who withdraws from the Plan may again become a Participant in accordance with
Section 2.1.
  <PAGE A-7>
Section 5.2  TERMINATION OF ELIGIBILITY.

             If a Participant ceases to be employed by the Company or a Subsidiary during an Option Period, his participation in the Plan shall thereupon terminate. In such event, the dollar amount and shares, if any, in his Stock Purchase Account shall be distributed to him (or in the case of death, to his designated beneficiary(ies)) and no further shares will be purchased on his behalf. For purposes of this section, an Employee's participation in the Plan will not automatically terminate if he becomes an individual on a leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

Section 5.3  NO INTEREST ON ACCOUNT BALANCES.

             Unless otherwise provided by the Company's Board of Directors, no interest shall be paid on the cash balance in a Participant's Stock Purchase Account pending its investment.

                                      ARTICLE VI
                                  GENERAL PROVISIONS

Section 6.1  TAX WITHHOLDING; INFORMATION RETURNS.

             Each Employee who elects to participate in the Plan shall be deemed to have consented to any income tax withholding that may hereafter be required by reason of his participation in the Plan or the disposition of, or payment of any dividends on, shares acquired by him under the Plan. The proper officers of the Company and each Subsidiary shall prepare (or cause to be prepared) and, where required, timely file (or cause to be filed) such tax information returns and other notices as may be required by law from time to time.

Section 6.2  NOTICES.

             Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective when received by the Committee.

Section 6.3  CONDITION OF EMPLOYMENT.

             Neither the creation of the Plan, nor participation therein, shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee.

Section 6.4  AMENDMENT OF THE PLAN.

             The Board of Directors may at any time, and from time to time, amend the Plan in any respect, except, that without approval of the Company's shareholders, no amendment may
(i) increase the aggregate number of shares permitted to be reserved by the Board of Directors under the Plan other than as provided in Section 4.2, (ii) materially change the Plan benefits
<PAGE A-8> provided for herein, (iii) change the definition of a
Subsidiary, or (iv) materially change the eligibility requirements for Employees. Any amendment of the Plan must be made in accordance with applicable provisions of the Code.

Section 6.5  APPLICATION OF FUNDS.

             All funds received by the Company by reason of a purchase of shares hereunder may be used for any corporate purpose.

Section 6.6  LEGAL RESTRICTIONS.

             The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

Section 6.7  GENDER.

             Whenever used herein, use of any gender shall be applicable to all genders.

Section 6.8  NUMBER.

             Whenever used herein, singular words shall include the plural, and vice versa, as the context requires.

Section 6.9  GOVERNING LAW.

             Except to the extent preempted by Federal law, the Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania. <PAGE A-9>